Exhibit 99.1

ITEM 6.	SELECTED FINANCIAL DATA

The following table sets forth selected consolidated financial and operating data on an historical basis for our company and on a combined historical basis for our company’s predecessor. Our predecessor is comprised of the real estate activities and holdings of GI Partners related to the properties GI Partners contributed to our portfolio in connection with our initial public offering. We have not presented historical information for our company for periods prior to the consummation of our initial public offering because we did not have any corporate activity until the completion of our initial public offering other than the issuance of shares of common stock in connection with the initial capitalization of our company, and because we believe that a discussion of the results of the Company would not be meaningful. Our predecessor’s combined historical financial information includes:

•	the wholly owned real estate subsidiaries and majority-owned real estate joint ventures that GI Partners contributed to our operating partnership in connection with our initial public offering;

•

an allocation of GI Partners’ line of credit to the extent that borrowings and related interest expense relate to (1) borrowings to fund acquisitions of the properties in our portfolio and (2) borrowings to pay asset management fees paid by GI Partners that were allocated to the properties in our portfolio; and

•

an allocation of the asset management fees paid to a related party and incurred by GI Partners, along with an allocation of the liability for any such fees that were unpaid as of December 31, 2003 and an allocation of GI Partners’ general and administrative expenses.

The following data should be read in conjunction with our financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included below in this Form 10-K. Certain prior year amounts have been reclassified to conform to the current year presentation.

The Company and the Company Predecessor

(Amounts in thousands, except share and per share data)

	The Company					The Predecessor
	Year Ended December 31,				Period from November 3, 2004 to December 31, 2004	Period from January 1, 2004 to November 2,
	2008	2007	2006	2005		2004
Statement of Operations Data:
Operating Revenues:
Rental	$404,559	$319,603	$221,371	$150,072	$18,753	$57,112
Tenant reimbursements	107,503	75,003	50,340	35,720	3,772	11,248
Other	15,383	641	365	5,829	—	—

Total operating revenues	527,445	395,247	272,076	191,621	22,525	68,360
Operating Expenses:
Rental property operating and maintenance	151,505	108,744	59,255	39,257	4,488	10,933
Property taxes	31,102	27,181	26,890	20,189	1,564	5,874
Insurance	4,988	5,527	3,682	2,653	435	1,203
Depreciation and amortization	172,378	134,419	86,129	55,702	6,293	18,785
General and administrative	38,589	31,600	20,441	12,615	20,766	199
Asset management fees to related party	—	—	—	—	—	2,655
Other	1,637	912	1,111	1,617	57	1,021

Total operating expenses	400,199	308,383	197,508	132,033	33,603	40,670
Operating income (loss)	127,246	86,864	74,568	59,588	(11,078)	27,690
Other Income (Expenses):
Equity in earnings of unconsolidated joint venture	2,369	449	177	—	—	—
Interest and other income	2,106	2,287	1,270	1,274	30	69
Interest expense	(63,621)	(67,054)	(50,598)	(35,381)	(5,000)	(16,768)
Loss from early extinguishment of debt	(182)	—	(527)	(1,021)	(283)	—

Income (loss) from continuing operations	67,918	22,546	24,890	24,460	(16,331)	10,991
Net income (loss) from discontinued operations	—	1,395	314	(103)	(39)	(302)
Gain on sale of discontinued operations	—	18,049	18,096	—	—	—

Net income (loss)	67,918	41,990	43,300	24,357	(16,370)	10,689
Net income (loss) attributable to noncontrolling interests	(2,664)	(3,753)	(12,570)	(8,256)	10,201	37

Net income (loss) attributable to Digital Realty Trust, Inc.	65,254	38,237	30,730	16,101	(6,169)	$10,726

Preferred stock dividends	(38,564)	(19,330)	(13,780)	(10,014)	—

Net income (loss) available to common stockholders	$26,690	$18,907	$16,950	$6,087	$(6,169)

Per Share Data:
Basic income (loss) per share available to common stockholders	$0.39	$0.31	$0.47	$0.25	$(0.30)
Diluted income (loss) per share available to common stockholders	$0.38	$0.30	$0.45	$0.25	$(0.30)
Cash dividend per common share	$1.26	$1.17	$1.08	$1.00	$0.16
Weighted average common shares outstanding:
Basic	68,829,267	60,527,625	36,134,983	23,986,288	20,770,875
Diluted	70,435,760	62,572,937	37,442,192	24,221,732	20,770,875

	The Company December 31,
	2008	2007	2006	2005	2004
Balance Sheet Data:
Net investments in real estate	$2,748,220	$2,302,500	$1,736,979	$1,194,106	$787,412
Total assets	3,281,045	2,809,791	2,185,783	1,529,170	1,013,287
Revolving credit facility	138,579	299,731	145,452	181,000	44,000
Unsecured senior notes	58,000	—	—	—	—
Mortgages and other secured loans	1,026,594	895,507	804,686	568,067	475,498
4.125% exchangeable senior debentures due 2026, net	161,901	158,224	154,786	—	—
Total liabilities	1,705,969	1,673,361	1,320,317	880,228	584,229
Total stockholders equity	1,503,921	1,057,167	723,576	386,497	173,199
Noncontrolling interests in operating partnership	66,797	74,335	141,890	262,239	254,862
Noncontrolling interests in consolidated joint ventures	4,358	4,928	—	206	997
Total liabilities and equity	$3,281,045	$2,809,791	$2,185,783	$1,529,170	$1,013,287

	The Company Year ended December 31,				The Company and the Predecessor
					Year ended December 31, 2004
	2008	2007	2006	2005
Cash flows from (used in):
Operating activities	$217,808	$105,655	$99,364	$77,050	$44,638
Investing activities	(647,751)	(537,427)	(597,786)	(474,713)	(371,277)
Financing activities	471,925	440,863	509,753	404,036	326,022

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